Exhibit 4.16

ILS	Contract No: 07-4435

CONTRACT NO. INM/07-4435/TS

FOR LAUNCH SERVICES

Between

ILS International Launch Services, Inc.

and

Inmarsat Launch Company Limited

ILS	Contract No: 07-4435

ILS	Contract No: 07-4435

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

ILS	Contract No: 07-4435

CONTRACT FOR LAUNCH SERVICES

This Contract is made and entered into as of August 2007 (“Effective Date”) by and between ILS International Launch Services, Inc., a Delaware, USA corporation, having its principal place of business at 1660 International Drive, Suite 800, McLean, Virginia 22102, USA (“Contractor”) and Inmarsat Launch Company Limited, having its principal place of business at 15-19 Athol Street, Douglas, Isle of Man IM1 1LB (“Customer”).

ARTICLE 1

DEFINITIONS

Capitalized terms used and not otherwise defined herein shall have the following meanings:

Business Day means any day that business is transacted in New York, New York, USA or London, England and shall exclude all Saturdays, Sundays and Legal Bank Holidays.

Contract means this instrument and all exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof, including:

Exhibit 1 –	Proton Launch Services Statement of Work for the Inmarsat4 F3 Program, dated 19 July 2007, Document No. ILS-0704-0311

Exhibit 2 –	Proton Interface Control Document for the Inmarsat4 F3 Program - valid and incorporated into the Contract once signed by the Parties (title subject to revision)

Excusable Delay shall have the meaning set forth in Paragraph 8.1 entitled “Excusable Delays Defined.”

Insured Launch Activities means the activities carried out by either Party or the Related Third Parties of either Party in accordance with the terms of this Contract at the launch site and the Satellite processing facility, including transportation of the Satellite from the Satellite processing facility to the launch site and, if required, transportation of the Satellite from the launch site to the Satellite processing facility.

Intentional Ignition means with respect to the Launch Vehicle, the point in time during the launch countdown sequence when the engine start command is issued causing the ignition of the first-stage engine(s) of the Launch Vehicle that has been integrated with the Satellite. Intentional Ignition can be followed by either (i) physical separation from the Launch pad and the ground support equipment; or (ii) total loss or destruction of the Satellite and/or the Launch Vehicle; or (iii) Terminated Ignition.

Interface Control Document means that document referred to in the Statement of Work attached or to be attached as Exhibit 2 to this Contract upon approval by both Parties.

Initial Payment means the first payment made pertaining to a Launch Service as set forth in Section 5.1 of this Contract.

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Initial Price means the price set forth in Paragraph 4.1.

L means the first day of the then scheduled Launch Period, Launch Slot or Launch Date whichever is applicable.

Launch means Intentional Ignition followed by either (i) physical separation from the Launch pad and the ground support equipment; or (ii) total loss or destruction of the Satellite and/or the Launch Vehicle.

Launch Date means the calendar date on which the Launch is scheduled to occur, as established in accordance with Paragraph 6.3 entitled “Launch Date” and as such Launch Date may be adjusted in accordance with Article 7 entitled “Launch Schedule Adjustments.”

Launch Mission Failure means that it can be reasonably determined from the flight data or other reasonable evidence that, due solely to the failure of the Launch Vehicle to perform in accordance with the requirements of Exhibit A, the Launch Vehicle performed in a manner that caused the Spacecraft to be: (a) lost, (b) destroyed, (c) damaged or impaired or placed in an orbit that does not meet the definition of operational orbit as defined in Exhibit A such that the Spacecraft cannot be used for its intended commercial purpose.

Launch Opportunity means an adequate time period during which Contractor, in its reasonable judgment and in good faith, may provide a Launch Service to Customer, taking into account all relevant conditions, including but not limited to, current commitments to other customers, maintenance of appropriate clearance times between flights, hardware and range availability and requirements of the Government of the Russian Federation and/or the Government of the Republic of Kazakhstan, as applicable, for range support.

Launch Period means a period of two (2) months days during which the Launch is scheduled to occur, as specified in Paragraph 6.1 and as such Launch Period may be adjusted in accordance with Article 7 entitled “Launch Schedule Adjustments.”

Launch Service means those services to be provided by Contractor to Customer for a single Launch, utilizing a Proton Launch Vehicle, as set forth in Exhibit 1 and Exhibit 2.

Launch Service Price means the price for any Launch Service as set forth in Paragraph 4.1 entitled “Launch Service Price.”

Launch Slot means a period of thirty (30) days within the Launch Period during which the Launch is scheduled to occur, as specified in Paragraph 6.2 and as such Launch Slot may be adjusted in accordance with Article 7 entitled “Launch Schedule Adjustments.”

Launch Vehicle means the Proton launch vehicle system consisting of a Proton launch vehicle, a Breeze M upper stage, the payload fairing and the payload adapter with separation system collectively identified as the Proton.

Legal Bank Holiday means a day that banks are scheduled in advance to be closed in New York, New York, USA or London, England.

Party or Parties means Contractor, Customer or both.

Proton Launch Service means those services to be provided by Contractor to Customer for a single Launch, utilizing a Proton Launch Vehicle, as set forth in Exhibit 1 and Exhibit 2.

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Related Third Parties means (i) the Parties’ directors, officers, agents employees and customers; (ii) the Parties’ contractors, subcontractors and suppliers at any tier involved directly or indirectly in the performance of this Contract, and their directors, officers, agents and employees; (iii) entities involved with payload processing or other activities in the payload processing facilities, including the contractor providing the payload processing facilities, other customers of the payload processing facilities contractor, and all employees and contractors of those contractors and customers; and (iv) parties having any right, title or interest, whether through sale, lease or service arrangement or otherwise, directly or indirectly, in the Satellite or any transponder, the Launch Vehicle or the Launch Service. Customer represents that Her Majesty’s Government (HMG), UK Dependant or Crown Territories and the British National Space Centre (BNSC) are not involved in any of the listed activities defining Related Third Parties and have no ownership interest in the satellite and therefore are not a Related Third Party of either Party.

Satellite means Customer-provided satellite and associated property to be launched on the Launch Vehicle associated with the applicable Launch Service under this Contract with the technical specifications and characteristics set forth in Exhibit 1 and Exhibit 2.

Statement of Work or SOW means that document identified as such and attached as Exhibit 1 to this Contract.

Terminated Ignition means that, following Intentional Ignition, the first-stage engine(s) of the Launch Vehicle shut down prior to physical separation from the Launch pad and the ground support equipment and without total loss or destruction of the Satellite and/or Launch Vehicle and the launch pad is officially declared safe by Contractor.

Termination Charge means the charge calculated in accordance with Paragraph 21.6 entitled “Termination Charge.”

Third Party means any person or entity other than Contractor, Customer, their respective Related Third Parties, the United States Government and its agencies, contractors or subcontractors, and the governments of the Russian Federation and the Republic of Kazakhstan and their agencies, contractors or subcontractors involved directly in the performance of the Proton Launch Services.

ARTICLE 2

SERVICES TO BE PROVIDED

2.1 Launch Service Contractor shall furnish one (1) Launch Service for the Launch of one (1) Customer-provided Satellite from the launch site, in accordance with the applicable Exhibits and scheduled for the Launch Period specified in Paragraph 6.1 entitled “Launch Period.”

ARTICLE 3

RESERVED

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ARTICLE 4

LAUNCH SERVICE PRICE

4.1	Launch Service Price

****

****

****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****

4.1.2 Notwithstanding Subparagraph 4.1.1 above or any other provision of this Contract, in the event that the Customer has postponed the Launch beyond the end of the Launch Period (which for purposes of

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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this clause is 30 April 2008) but has not requested delays under Paragraph 7.1, including requests related to Excusable Delays, totaling more than 30 days of total cumulative postponement after the end of the Launch Period, Contractor agrees to undertake to provide a Launch for Customer’s Satellite prior to the end of calendar year 2008. In the event Contractor performs said Launch within calendar year 2008, the Launch Service Price shall be **** If Contractor fails to provide said Launch Service within calendar year 2008, the Launch Service Price shall be ****

4.2	Taxes

4.2.1 The Launch Service Price includes all taxes, duties and other levies imposed by the United States Government and any political subdivisions thereof, and by any taxing authority in the Russian Federation or Kazakhstan Government and any political subdivision thereof, as may be required by law to be paid by the Contractor in the performance of this Contract, including any taxes, duties or other levies that may be imposed on any Satellite or any Customer-furnished items including but not limited to its support equipment associated with transportation and handling in Russia and Kazakhstan.

4.2.2 Any taxes, duties or levies imposed on Customer-furnished items, other than for those taxes, duties or levies associated with transportation and handling in Russia and Kazakhstan, shall be the obligation of Customer and, should such become an obligation of Contractor for any reason, Customer shall indemnify and hold harmless Contractor from such obligation and shall reimburse Contractor within thirty (30) days of Contractor’s invoice for payment of such amounts.

****

ARTICLE 5

PAYMENT

5.1 Timing of Payments Payment of the Launch Service Price shall be in U.S. Dollars using **** as the Initial Price, subject to conditions set forth in this Article and made in accordance with the following schedule:

Table 5.1 Launch Service No. 1 Payment Schedule

Payment Number	Payment Due Date	****
Initial Payment	EDC plus 15 days	****
2	EDC plus 30 days	****
3	01 October 2007	****
4	01 December 2007	****
5	01 February 2008	****
6	Launch + one month	****
	Total:	****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

****

5.2 Payment Dates If a payment due date falls on a Saturday, Sunday or Legal Bank Holiday, then payment shall be due on the following Business Day.

5.3 Invoicing Instructions All invoices to Customer will be sent to the address set forth below:

Name:	****
Name of Company:	Inmarsat Launch Company Limited
Street Address:	15-19 Athol Street
City & Postal Code:	Douglas, IM1 1LB
Country:	Isle of Man

Telephone Number:	+44 (0) 1624 638 300

Copy to:
****
Inmarsat Global Limited
99 City Road
London EC1Y 1AX
UK

5.4 Wire Transfer Instructions All payments to Contractor will be by wire transfer to the address set forth below and shall not be reduced by any wire transfer fee, bank processing fee, or other fee pertaining to the rendering of payment.

ILS International Launch Services, Inc.

****

****

****

****

****

5.5	Payment of Invoices

5.5.1 Scheduled Payments Contractor shall submit invoices not later than **** in advance of the scheduled payment due dates, except that the invoice for the Initial Payment and Payment Number 2 shall be submitted as soon as reasonably possible after contract execution and shall be due on its due date. Other scheduled Launch Service payments shall be made on their respective due dates, or within **** after Customer’s receipt of the corresponding invoice, whichever is later.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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5.5.2 Other Than Scheduled Payments Payment of invoices for other than scheduled Launch Service payments shall be due and paid by Customer no later than **** after receipt of invoice by Customer. If any portion of an invoice for other than scheduled Launch Service payments is disputed by Customer, Customer shall pay the undisputed invoice amount by the applicable invoice due date and shall provide reasonably detailed information to Contractor regarding the disputed amount. Upon resolution of any disputed amount, Customer shall promptly pay Contractor any balance or amount owed to Contractor pertaining to such invoice.

5.5.3 Credit for Payment Payments shall be deemed made when credit for the payment amount is established in Contractor’s bank account set forth in Paragraph 5.4.

5.6 Interest on Payments Due If any amount due to by Customer to Contractor under this Contract shall remain unpaid after its due date, then the Customer shall pay simple interest to Contractor at the rate of **** per month. Interest will be computed commencing as of the day after the due date until and including the date payment is actually made.

5.7 Accelerated Payments In the event that the Launch Service is accelerated as described in Article 7 entitled “Launch Schedule Adjustments,” the remaining payments shall be accelerated on a day-for day basis for such Launch Service. If, as a result of such acceleration, any payments should already have been made, such payments shall be immediately invoiced by Contractor and shall be paid by Customer within **** of receipt of invoice by Customer.

5.8	Postponed Payments

5.8.1 Postponements by Contractor In the event of postponement of the Launch Period, Launch Slot or Launch Date, as applicable, for the affected Launch Service is declared by Contractor for any reason including those in Article 7 entitled “Launch Schedule Adjustments,” the Contract payments shall be suspended on a day-for-day basis for the length of the delay and then resumed with all remaining payments postponed by the amount of the delay, except for any payments due after Launch. ****

5.8.2 Postponements by Customer In the event of postponement of the Launch Period, Launch Slot or Launch Date, as applicable, for the affected Launch Service is declared by Customer for any reason including those in Article 7 entitled “Launch Schedule Adjustments,” the Contract payments shall remain due as if the Launch Period, Launch Slot or Launch Date, as applicable, had not been postponed, except for any payments due after Launch.

ARTICLE 6

LAUNCH SCHEDULE

6.1 Launch Period The Launch Period is 01 March 2008 through 30 April 2008.

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6.2 Launch Slot At least six (6) months prior to the first day of the Launch Period for the Launch Service, Contractor will give notice to Customer of a proposed Launch Slot within the Launch Period, taking into account the requirements for a Launch Opportunity. ****

6.3 Launch Date At least three (3) months prior to the first day of the Launch Slot for the Launch Service, Contractor will give notice to Customer of a proposed Launch Date within the Launch Slot, taking into account the requirements for a Launch Opportunity. ****

6.4 Notwithstanding the provisions of Articles 6.1, 6.2 and 6.3 above the Parties acknowledge that whilst the Customer is endeavoring to achieve earlier delivery, the current Satellite schedules envisage delivery ****

ARTICLE 7

LAUNCH SCHEDULE ADJUSTMENTS

7.1 Customer Launch Schedule Adjustments Customer may request either a postponement or advancement of the Launch Period, Launch Slot or Launch Date by giving written notice to the Contractor representative set forth in Paragraph 9.2 requesting a new Launch Period, Launch Slot or Launch Date. **** Until a new Launch Period, Launch Slot or Launch Date is selected in accordance with this Paragraph 7.1, the then-current launch schedule shall remain in effect.

7.1.1 If the launch schedule adjustment results in a later Launch Period, Launch Slot or Launch Date, then only the total number of calendar days of delay originally requested by Customer shall be attributed to Customer. Any delay in the Launch Period, Launch Slot or Launch Date resulting from the determination of a Launch Period, Launch Slot or Launch Date, as applicable, by Contractor in excess of the delay requested by Customer shall not be deemed to be attributed to Contractor or Customer; ****

7.1.2 Postponements by Customer under this Article 7 for each Launch Service shall not extend beyond **** except that such date shall be extended by the number of days of Contractor delay or delay not attributable to either party under 7.1.1 or 7.3 Excusable Delays. In the event that a single postponement, or cumulative postponements, attributed to Customer exceed such maximum permissible postponement for the Launch Service, the Launch Service shall, at the election of Contractor, be subject to termination by Contractor in accordance with Paragraph 21.4 of this Contract entitled “Termination by Contractor for Excessive Launch Postponements.”

7.1.3 Should Customer request or cause postponement of a Launch Date where, in the sole judgment and discretion of Contractor, the postponement requires that the Satellite be de-mated

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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from the Launch Vehicle and/or the Launch Vehicle or part thereof be removed from the launch pad so that Contractor will be able to meet other contractual commitments, Russian Federation Government requirements, access by Customer or its Related Third Parties to the Satellite or for other operational or safety reasons, Customer will be liable for the costs incurred for such effort, including, without limitation, to de-mate and/or remove, place and maintain in storage, re-mate and re-integrate the Satellite, re-erect and re-process the Launch Vehicle and Satellite not to exceed **** Contractor shall utilize reasonable efforts to minimize such costs. Such costs will be paid within sixty (60) days of receipt of Contractor’s invoice.

****

****

****

7.2 Contractor Launch Schedule Adjustments Contractor may postpone or request an advancement of the Launch Period, Launch Slot or Launch Date by giving notice to Customer proposing a new Launch Period, Launch Slot or Launch Date. The Parties will cooperate in good faith to select a new Launch Period, Launch Slot or Launch Date. However, in the case of a postponement, if the Parties cannot mutually agree within **** of Contractor’s proposal (or such shorter time period as Contractor may determine, in light of the proximity to the Launch), Contractor shall make such determination in good faith taking into account the available Launch Opportunities and the requirements and interests of Customer. Until a new Launch Period, Launch Slot or Launch Date is selected in accordance with this Paragraph 7.2, the then-current launch schedule shall remain in effect. For the avoidance of doubt, no advancement of the Launch Period, Launch Slot or Launch Date shall be made unless and to the extent agreed to by the Customer.

7.2.1 If the final launch schedule adjustment results in a later Launch Period, Launch Slot or Launch Date, then the total number of calendar days of delay originally requested by Contractor shall be attributed to Contractor.

7.2.2 Postponements by Contractor under this Article 7 shall not extend beyond **** except that such date shall be extended by the number of days of Customer delay or delay not attributable to either party under 7.1.1 or 7.3 Excusable Delays. In the event that a single postponement, or cumulative postponements, attributed to Contractor exceed such maximum permissible postponement for the Launch Service, the Launch Service shall, at the election of Customer, be subject to termination by Customer in accordance with Paragraph 21.2 entitled “Termination by Customer for Excessive Launch Postponement.”

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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7.2.3 Should Contractor request or cause postponement of a Launch Date where the postponement requires that the Launch Vehicle or part thereof be removed from the launch pad so that Contractor will be able to meet other contractual commitments, Russian Federation requirements, access by Customer or its Related Third Parties to the Satellite or for other operational or safety reasons, Contractor will be liable for the actual costs incurred by Customer at the launch site to remove, place and maintain in storage, re-process the Satellite and to re-integrate the Satellite at the launch site, not to exceed ****. Customer shall utilize reasonable efforts to minimize such costs. Such costs will be paid within **** of receipt of Customer’s invoice.

7.3 Excusable Delays Excusable Delays, as defined in Article 8 entitled “Excusable Delays,” which cause postponement of a Launch Service but do not exceed a cumulative total per Launch Service of ****, shall not be included in determining the length of a postponement attributable to that Party under this Article 7Excusable Delays in excess of **** shall be included in determining the length of a postponement attributed to a Party. However, Excusable Delays by Customer shall be considered Customer delays for the purpose of determining adjustments to the Launch Service Price in Subparagraph 4.1.1 and Excusable Delays by Contractor shall be considered Contractor delays for the purpose of determining the adjustments to the Launch Service Price in Subparagraph 4.1.1.

7.4 Postponements Attributed to Non-Complying Party under Article 10 Should the failure of either Party to provide required data, hardware and services result in a delay to the launch schedule, then a postponement shall be attributed to the non-complying Party under this Article 7 upon notice by the other Party. Requirements to provide data, hardware and services, delays and the length of postponement chargeable to the non-complying Party are described in Article 10 entitled “Additional Contractor and Customer Obligations Prior to Launch.”

7.5 Obligation to Give Prompt Notice Contractor and Customer acknowledge and agree that it is in the best interests of both Parties to promote certainty in launch schedule decisions and minimize disruption to other customers of Contractor. Therefore, the Parties agree to give prompt notice of any need for schedule change under this Article 7 or any actual or potential delay that might impact the launch schedule.

ARTICLE 8

EXCUSABLE DELAYS

8.1 Excusable Delays Defined Neither Party shall be liable to the other in the event of a delay in the performance of its obligations or commitments, and the date on which those obligations are to be fulfilled shall be extended for the period of time of such delay, when the delay was due to causes beyond the reasonable control and not due to the fault or negligence of the Party subject to the delay. Subject to the foregoing, Excusable Delays shall include, but not be limited to, the following: Acts of God, acts (including delay or failure to act) of any governmental authority (in its sovereign or contractual capacities) or inability of either Party to obtain any necessary export licenses (in both instances other than caused by the fault or lack of due diligence of a Party), wars (declared or undeclared), riot, revolution, hijacking, fires, strikes as part of national or regional disputes, freight embargoes, labor stoppage (other than at one of the Parties or the Parties’ subcontractors), sabotage, epidemics, interruptions of essential services and supplies such as electricity, natural gas, fuels and water, adverse weather or launch safety conditions that do not permit launching, range availability, maintenance of appropriate clearance times between flights, delays reasonably required by Contractor or Customer to take corrective action following any launch or satellite failure or major anomaly ****, delays due to any

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reflight or replacement launch required under contract for another customer, inability to timely obtain from insurance underwriters necessary and proper third party liability insurance as required by this contract in accordance with market standards including insurance for damage to government property, or any condition that jeopardizes the safety of employees of Contractor, Customer or their respective Related Third Parties.

8.2 Notice(s) of Excusable Delays Contractor and Customer each acknowledge and agree that it is in the best interests of both Parties to promote certainty in launch schedule decisions and minimize disruption to other customers of Contractor. Therefore, the Parties agree to give prompt notice of any actual or potential Excusable Delay under this Article 8.

ARTICLE 9

COORDINATION AND COMMUNICATION BETWEEN

CUSTOMER AND CONTRACTOR

9.1 Mission Managers Each Party hereby identifies to the other a single Mission Manager to coordinate the activities under this Contract. The Mission Managers of each Contractor and Customer are not authorized to direct work contrary to the requirements of this Contract or make modifications to this Contract. Any and all modifications to the terms, conditions and requirements of this Contract shall be made pursuant to Article 25, entitled “Amendment.”

Contractor’s Mission Manager	Customer’s Mission Manager
Name: ****	Name: ****
Telephone: ****	Telephone: ****
Telefax: ****	Telefax:
Email: ****	Email: ****

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9.2 Notices All notices that are required or permitted to be given under this Contract shall be in writing and shall be delivered in person or sent by facsimile, certified mail (return receipt requested) or air courier service to the representative and address set forth below, or to such other representative or address specified in a notice to the other Party. Notices shall be effective upon delivery in person or upon confirmation of receipt in the case of facsimile, certified mail or air courier.

Notices to Contractor	Notices to Customer
Name: ****	Name: ****
Director of Contracts	Director
Address: ILS International Launch Services, Inc. 1660 International Drive Suite 800 McLean, Virginia 22102 U.S.A.	Address: 15-19 Athol Street Douglas Isle of Man IM1 1LB Copy to **** Inmarsat Global Limited 99 City Road London EC1Y 1AX UK

Telephone: ****	Telephone: ****
Telefax: ****	Telefax: ****

9.3 Communications in English All documentation, notices, reports and correspondence under this Contract shall be submitted and maintained in the English language.

ARTICLE 10

ADDITIONAL CONTRACTOR AND CUSTOMER OBLIGATIONS

PRIOR TO LAUNCH

10.1 Obligation to Provide Information Contractor shall provide to Customer the data, hardware and services identified in the applicable Statement of Work, and Customer shall provide to Contractor the data, hardware and services identified in applicable Statement of Work, in accordance with the schedules contained therein.

10.2 Notification of Non-Compliance The Party receiving the data, hardware or services referred to in Paragraph 10.1 shall promptly notify the other in accordance with Paragraph 9.2 in the event the data, hardware or services are not consistent with the requirements contained in applicable Statement of Work, or not suitable for their intended purpose. The notification shall contain a statement of the discrepancy and recommend solutions. The Party receiving the notification shall provide written direction to the other Party as to how to proceed, taking into account the recommended solutions within ten (10) calendar days following receipt of notice.

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10.3 Impact of Non-Compliance on Launch Schedule In the event that the data, hardware or services to be supplied by one Party to the other, in accordance with Paragraph 10.1 above, are not furnished in accordance with the required schedules set forth in applicable Statement of Work, the receiving Party shall use commercially reasonable efforts to continue its obligations under this Contract without affecting the launch schedule or incurring additional expense. If however, despite the receiving Party’s commercially reasonable efforts, such continuation is not possible and, as a result of the other Party’s failure to provide data, hardware or services as required in accordance with Paragraph 10.1 above, the launch schedule is adversely affected, then a launch schedule postponement shall be declared by the receiving Party under the appropriate provisions of Article 7 attributable to the Party failing to provide the data, hardware or services as required by applicable Statement of Work.

ARTICLE 11

FACTORY AND LAUNCH SITE ACCESS

Subject to appropriate export, regulatory, confidentiality, security and/or safety limitations, Customer shall have access to Contractor’s mission hardware final assembly factory to witness Contractor’s mission hardware final acceptance activities. Customer will similarly have access to the launch site, launch complex and Satellite encapsulation area to witness major Customer-related mission tests and to attend regular coordination meetings as well as all other access as specified in the Statement of Work.

ARTICLE 12

LAUNCH VEHICLE AND SATELLITE REGISTRATION

12.1 Launch Vehicle Registration. Contractor shall be responsible for registering the Launch Vehicle with the appropriate launching state or states as required by the 1975 Convention on Registration of Objects Launched into Outer Space.

12.2 Satellite Registration. Customer shall be responsible for registering the Satellite with the appropriate launching state or states as required by the 1975 Convention on Registration of Objects Launched into Outer Space.

ARTICLE 13

GOVERNMENTAL APPROVALS, LICENSES, CLEARANCES,

PERMITS AND COMPLIANCE WITH REQUIREMENTS

13.1 Parties Respective Obligations. Each Party is responsible for obtaining all governmental approvals, including any licenses, clearances, permits or governmental authorizations from any governmental authority that has jurisdiction or authority to require such approvals, licenses, clearances, permits or authorizations necessary to carry out such Party’s respective obligations in accordance with this Contract.

13.2 Mutual Assistance. The Parties shall cooperate and provide each other upon request and without cost to the other Party all reasonable and necessary assistance in obtaining and maintaining any and all governmental approvals that they may respectively be required to obtain to fulfill their obligations under this Contract.

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13.3 Documentation. The Parties shall provide to each other upon request and without cost, acceptable documentation or other reasonable evidence to show that they have obtained and are maintaining in full force and effect any and all governmental approvals that they respectively are required to obtain to fulfill their obligations under this Contract.

13.4 Satellite Approvals. Unless otherwise specified herein, Customer shall obtain and maintain all governmental approvals necessary for the transfer of the Satellite and any Customer-furnished items from the Satellite’s country of origin to the Launch Site. To the extent any U.S. Government licenses are required for the export of Satellite-related technical data, Customer shall apply, or cause appropriate parties to apply, for such licenses. To the extent any U.S. Government licenses are required for the export of the Satellite, associated test, electrical or mechanical support equipment or Satellite propellant, Customer shall apply, or cause appropriate parties to apply, for such licenses.

13.5 Launch Vehicle and Launch Site Approvals. Contractor shall obtain all governmental approvals necessary for the transfer of the Launch Vehicle and any auxiliary equipment to the Launch Site and shall obtain all governmental approvals necessary for the use of the Launch Site and its facilities.

13.6 Safeguarding U.S.-Licensed Spacecraft . To the extent applicable Contractor and Customer shall abide by and require its Related Third Parties, as applicable, to abide by all United States, Russian and Kazakh Government security rules and regulations pertaining to the safeguarding of U.S.-licensed spacecraft in connection with the performance of this Contract. Such security rules and regulations include, but are not limited to, the Government to Government Technology Safeguards Agreement, dated January 25, 1999, and amendments thereto, for the safeguarding of U.S.-licensed spacecraft transported to Russia and/or Kazakhstan for launch from the Baikonur Cosmodrome, applicable licenses, technology transfer control plans and the Proton Launch Operations Security Plan at Baikonur Cosmodrome.

13.7	Compliance with U.S. Export Requirements

13.7.1 Each Party shall be responsible for compliance with applicable United States or Russian Government regulations relating to the transfer of technical data to the other Party or to Third Parties. Contractor and Customer agree that all export/import/re-export of goods, defense services and technical data made pursuant to this Contract shall be in strict compliance with all applicable laws, rules and regulations of the United States, including the United States Department of State International Traffic in Arms Regulations (“ITAR”) and the Export Administration Regulations (“EAR”) of the United States Department of Commerce. Additionally, it is understood that Contractor and Customer are subject to the applicable laws and regulations of the Russian Federation and the Republic of Kazakhstan.

13.7.2 Customer and Contractor hereby agree to identify and promptly notify the other Party of all of its non-U.S. citizen employees, non-U.S. citizen employees of its Related Third Parties and non-U.S. citizen consultants of any of them who will participate in, or receive any commodities, US controlled technical data or defense services in connection with the performance of this Contract.

13.8 Contractor Assistance for Proton Launch Services Contractor will assist Customer and its Related Third Parties, as applicable, with administrative arrangements necessary for the transportation of personnel, the Satellite and related equipment or supplies from the point of entry into the Russian Federation or Republic of Kazakhstan, as the case may be, to the Launch site. Such assistance to Customer and its Related Third Parties shall include assisting in obtaining on behalf of Customer and Customer’s Related Third Parties, as applicable, necessary consents and authorizations from the relevant governmental authorities for the entry and temporary stay in the Russian Federation or the Republic of Kazakhstan, as the case may be, of such personnel, Satellite and related equipment or supplies.

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13.9 Security. Customer shall abide by and require its employees, agents, subcontractors, and Related Third Parties to abide by all applicable United States, Russian and Kazakh Government security rules and regulations while they are on Contractor’s or its Related Third Parties’ premises in connection with this Contract.

ARTICLE 14

COMPLETION OF CONTRACTOR’S OBLIGATION AND RENDERING OF PAYMENT

The Launch Services to be provided under this Contract shall be considered complete upon Launch. No portion of the Launch Service Price shall be refundable in the event the Launch Service fails to perform in accordance with the Statement of Work. Any portion of the Launch Service Price set forth in the Payment Schedule(s) due after Launch shall be payable on the date due whether or not the Launch Service performs in accordance with the Statement of Work **** A Launch shall not be deemed complete in the event of a Terminated Ignition.

ARTICLE 15

EXCLUSION OF WARRANTY, WAIVER OF LIABILITY AND

ALLOCATION OF CERTAIN RISKS

15.1 NO REPRESENTATIONS OR WARRANTIES CONTRACTOR HAS NOT MADE NOR DOES IT MAKE ANY REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF DESIGN, OPERATION, CONDITION, QUALITY, SUITABILITY OR MERCHANTABILITY OR OF FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WITH REGARD TO THE SUCCESS OF ANY LAUNCH OR OTHER PERFORMANCE OF ANY LAUNCH SERVICE HEREUNDER. WITHOUT LIMITING OR CREATING EXCEPTIONS TO THE RECIPROCAL WAIVER OF LIABILITY SET FORTH IN ARTICLE 15 WITH RESPECT TO PROTON LAUNCH SERVICES, OR THE EXCLUSIVE REMEDIES SET FORTH IN ARTICLE 18, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR TO PERSONS CLAIMING BY OR THROUGH SUCH PARTY UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY, NEGLIGENCE OF ANY TYPE OR UNDER ANY OTHER LEGAL OR EQUITABLE THEORY FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, COSTS OF EFFECTING COVER, LOST PROFITS, LOST REVENUES OR COSTS OF RECOVERING A PAYLOAD OR THE SATELLITE, ARISING OUT OF OR RELATING TO THIS CONTRACT.

15.2	Waiver of Liability

15.2.1 Contractor and Customer hereby agree to a reciprocal waiver of liability pursuant to which each Party agrees not to bring a claim or sue the other Party, the United States Government, the government of the Russian Federation, or the government of the Republic of Kazakhstan, or Related Third Parties of the other Party for any property loss or damage it sustains, including but not limited to, in the case of Customer, loss of or damage to the Satellite, or any other property loss or damage, personal injury or bodily injury, including death, sustained by any of its directors,

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officers, agents and employees, arising in any manner in connection with the performance of or activities carried out pursuant to this Contract or other activities in or around the launch site or Satellite processing area, or the operation or performance of the Launch Vehicle or the Satellite. Such waiver of liability applies to all damages of any sort or nature, including, but not limited to, any direct, indirect, special, incidental or consequential damages or other loss of revenue or business injury or loss such as costs of effecting cover, lost profits, lost revenues or costs of recovering a payload or the Satellite, from damages to the Satellite before, during or after Launch or from the failure of the Satellite to reach its planned orbit or operate properly.

15.2.2 Claims of liability are waived and released regardless of whether loss, damage or injury arises from the acts or omissions, negligent or otherwise, of either Party or its Related Third Parties. This waiver of liability shall extend to all theories of recovery, including in contract for property loss or damage, tort, product liability and strict liability. In no event shall this waiver of liability prevent or encumber enforcement of the Parties’ contractual rights and obligations to each other as specifically provided in this Contract.

15.2.3 Contractor and Customer shall each extend the waiver and release of claims of liability as provided in Paragraphs 15.2.1 and 15.2.2 to its Related Third Parties (other than employees, directors and officers) by requiring them to waive and release all claims of liability they may have against the other Party, its Related Third Parties, the United States Government and its contractors and subcontractors at every tier, the government of the Russian Federation and its contractors and subcontractors at every tier, the government of the Republic of Kazakhstan and its contractors and subcontractors at every tier, Her Majesty’s Government (HMG), UK Dependant or Crown Territories and its contractors and subcontractors at every tier, and to agree to be responsible for any property loss or damage, personal injury or bodily injury, including death, sustained by them arising in any manner in connection with the performance of or activities carried out pursuant to this Contract or other related activities in or around the launch site or Satellite processing area, or the operation or performance of the Launch Vehicle or the Satellite.

15.2.4 The waiver and release by each Party and its Related Third Parties of claims of liability against the other Party and the Related Third Parties of the other Party extends to the successors and assigns, whether by subrogation or otherwise, of the Party and its Related Third Parties. Each Party shall obtain a waiver of subrogation and release of any right of recovery against the other Party and its Related Third Parties from any insurer providing coverage for the risks of loss for which the Party hereby waives claims of liability against the other Party and its Related Third Parties.

15.2.5 In the event of any inconsistency between the provisions of this Paragraph 15.2 and any other provisions of this Contract, the provisions of this Paragraph 15.2 shall take precedence.

15.3	Indemnification—Property Loss and Damage and Bodily Injury

15.3.1 To the extent that claims of liability by Related Third Parties are not covered by an insurance policy of either Contractor or Customer, Contractor and Customer each agree to defend, hold harmless and indemnify the other Party and its Related Third Parties, for any liabilities, costs and expenses (including attorneys’ fees, costs and expenses), arising as a result of claims brought by Related Third Parties of the indemnifying Party, for property loss or damage, personal injury or bodily injury, including death, sustained by such Related Third Parties, arising in any manner in connection with the activities carried out pursuant to this Contract, other activities in and around the launch site or the Satellite processing area, or the operation or performance of the Launch Vehicle or the Satellite. Such indemnification applies to any claim for direct, indirect, special, incidental or consequential damages or other loss of revenue or business injury or loss,

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including but not limited to costs of effecting cover, lost profits or lost revenues, resulting from any loss of or damage to the Satellite before, during, or after Launch or from the failure of the Satellite to reach its planned orbit or operate properly.

15.3.2 To the extent that claims of liability by Third Parties are not covered by the third party liability insurance referred to in Paragraph 16.1 entitled “Third Party Liability Insurance,” or an insurance policy of either Contractor or Customer, Contractor will defend, hold harmless and indemnify Customer and its Related Third Parties for any and all claims of Third Parties, for property loss or damage, personal injury or bodily injury, including death ****

15.3.3 To the extent that claims of liability by Third Parties are not covered by the third party liability insurance referred to in Paragraph 16.1 entitled “Third Party Liability Insurance,” or an insurance policy of either Contractor or Customer, Customer will defend, hold harmless and indemnify Contractor and its Related Third Parties for any and all claims of Third Parties, for property loss or damage, personal injury or bodily injury, including death, arising in any manner from the processing, testing, operation or performance of the Satellite or from any claim for indirect, special, incidental or consequential damages or other loss of revenue or business injury or loss including, but not limited to costs of effecting cover, lost profits or lost revenues resulting from any loss of or damage to the Satellite before, during or after Launch or from the failure of the Satellite to reach its planned orbit or operate properly.

15.3.4 Notwithstanding Paragraphs 15.3.2 and 15.3.3 above, Contractor shall not be obligated to defend, hold harmless or indemnify Customer for any claim brought by a Third Party against Customer resulting from any damage to or loss of the Satellite, whether sustained before or after Launch and whether due to the operation, performance, non-performance or failure of the Launch Vehicle or due to any other causes. Customer shall defend, hold harmless and indemnify Contractor for any claims brought by Third Parties against Contractor for damage to or loss of the Satellite, whether sustained before or after Launch or whether due to the operation, performance, non-performance or failure of the Launch Vehicle or due to other causes.

15.3.5 The indemnification for property loss or damage, personal injury or bodily injury, including death, provided by this Paragraph 15.3, shall be available regardless of whether such loss, damage or injury arises from the acts or omissions, whether negligent or otherwise, of the Party entitled to indemnification, or its Related Third Party, as the case may be.

15.3.6 The right of either Party or Related Third Parties to indemnification under this Article is not subject to subrogation or assignment and either Party’s obligation set forth herein to indemnify the other Party or Related Third Parties extends only to that Party or those Related Third Parties and not to others who may claim through them by subrogation, assignment or otherwise.

15.3.7 In the event of a third party liability arising from Insured Launch Activities, The Parties agree to cooperate and make good faith efforts to obtain indemnification as may be available from the Russian Government under the applicable treaties, laws, and regulations.

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15.4	Indemnification—Intellectual Property Infringement

15.4.1 Contractor shall defend, hold harmless and indemnify Customer, and its Related Third Parties for any and all claims resulting from the infringement, or claims of infringement, of the patent rights or any other intellectual property rights of a Third Party, that may arise from the design, manufacture or operation of the Launch Vehicle or Contractor’s provision of Launch Services.

15.4.2 Customer shall defend, hold harmless and indemnify Contractor and its Related Third Parties for any and all claims resulting from the infringement, or claims of infringement, of the patent rights or any other intellectual property rights of a Third Party, that may arise from the design, manufacture, or operation of Customer’s Satellite or a claim alleging that the Contractor aided or enabled infringement in the design, manufacture, or operation of Customer’s Satellite by the furnishing of Launch Services.

15.5	Rights and Obligations The rights and obligations specified in Paragraphs 15.3 and 15.4 shall be subject to the following conditions:

15.5.1 The Party seeking indemnification shall promptly advise the other Party in writing of the filing of any suit, or of any written or oral claim alleging an infringement of any Related Third Party’s or any Third Party’s rights, upon receipt thereof; and shall provide the Party required to indemnify, at such Party’s request and expense, with copies of all relevant documentation.

15.5.2 The Party seeking indemnification shall not make any admission nor shall it reach a compromise or settlement without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed.

15.5.3 The Party required to indemnify, defend and hold the other harmless shall assist in and shall have the right to assume, when not contrary to the governing rules of procedure, the defense of any claim or suit or settlement thereof, and shall pay all reasonable litigation and administrative costs and expenses, including attorney’s fees, incurred in connection with the defense of any such suit, shall satisfy any judgments rendered by a court of competent jurisdiction in such suits, and shall make all settlement payments.

15.5.4 The Party seeking indemnification may participate in any defense at its own expense, using counsel reasonably acceptable to the Party required to indemnify, provided that there is no conflict of interest and that such participation does not otherwise adversely affect the conduct of the proceedings.

15.6	Reserved

15.7 Survival of Obligations All indemnities, obligations, liabilities and payments provided for in this Article 15 shall survive, and remain in full force and effect, after the expiration or other termination of this Contract and, subject to the limitations set forth in this Article 15, notwithstanding any other provision of this Contract to the contrary.

15.8 Authority to Destroy Launch Vehicle Any operation of the Launch Vehicle automatic destruct or flight termination system which causes the destruction of the Launch Vehicle or Satellite shall be without liability or indemnity of Contractor or Contractor’s Related Third Parties to Customer or Customer’s Related Third Parties.

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15.9 Contractor’s Limitation of Liability Except for the obligation to indemnify provided in Paragraphs, 15.3.1, 15.3.2, and 15.5.1 Contractor’s cumulative liability to Customer for any and all claims that have not been waived or released pursuant to the terms of this Article 15 and any claim to which the remedies are not limited elsewhere in this Contract, arising out of or relating to this Contract, including, without limitation, any claim for termination, shall not, under any circumstances, exceed the amount of the Contract Price paid by Customer for the affected Launch Service as of the date of such claim.

****

ARTICLE 16

INSURANCE

16.1 Third Party Liability Insurance Contractor shall procure and maintain in effect insurance for third party liability to provide for the payment of claims resulting from property loss or damage or bodily injury, including death, sustained by Third Parties caused by an occurrence resulting from Insured Launch Activities **** per occurrence and in the aggregate and shall be subject to standard industry exclusions and/or limitations, including, but not limited to, exclusions and/or limitations with regard to terrorism. Coverage for damage, loss or injury sustained by Third Parties arising in any manner in connection with Insured Launch Activities shall attach upon arrival of the Satellite at the launch site and will terminate upon the earlier to occur of the return of all parts of the Launch Vehicle to Earth or twelve (12) months following the date of Launch, unless the Satellite is removed from the launch site other than by Launch, in which case, coverage shall extend only until such removal. Such insurance shall not cover loss of or damage to the Satellite even if such claim is brought by any Third Party or Related Third Parties. ****

16.2 Property Insurance Contractor shall provide such insurance as may be required by applicable law or governmental authority within Russia and/or Kazakhstan having jurisdiction over the launch site.

16.3 Miscellaneous Requirements The third party liability insurance shall name as named insured Contractor and shall name as additional insureds Customer, Her Majesty’s Government, UK Dependant or Crown Territories and British National Space Centre and the respective Related Third Parties of the Parties identified by each Party and such other persons as Contractor may determine. Customer shall provide a listing of additional insureds to Contractor not later than **** prior to the beginning of the then-applicable Launch Slot. Such insurance shall provide that the insurers shall waive all rights of subrogation that may arise by contract or at law against the named insured or any additional insured.

ARTICLE 17

RESERVED

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ARTICLE 18

REMEDIES AND LIMITATIONS ON REMEDIES

This provision is intended to highlight notice to the Parties of certain specified exclusive rights and remedies of the Parties as stated elsewhere in the Contract, but shall not be construed as an all-inclusive list thereof.

18.1 Postponement of Launch Period, Launch Slot or Date The exclusive rights and remedies of a Party with respect to postponement of a Launch Period, Launch Slot or Launch Date attributed to the other Party shall be as provided in Paragraphs 7.1.3, 21.2 entitled “Termination by Customer for Excessive Launch Postponements”, 21.4 entitled “Termination by Contractor for Excessive Launch Postponements” and 21.6 entitled “Termination Charge”.

18.2 Failure to Provide Data The exclusive remedy for failure by either Party to provide the data, hardware or services it is required to provide pursuant to Paragraph 10.3 shall be the adjustment in the Launch Schedule contemplated in Paragraph 10.3.

18.3 Claims by Third Parties The exclusive rights and remedy of Customer for claims by Third Parties for property loss or damage, personal injury or bodily injury, including death, arising in any manner from the operation or performance of the Launch Vehicle, to the extent such claims are not eligible for payment as provided in Paragraph 15.3.2, shall be the indemnification by Contractor as provided in Paragraph 15.3.2.

18.4 Intellectual Property Infringement The exclusive rights and remedy of the Parties for claims resulting from the infringement of patent rights or any other intellectual property rights of a Third Party shall be the indemnification as provided in Paragraph 15.5.

18.5 Termination for Convenience The exclusive rights and remedy of Customer to terminate this Contract for convenience are described in Paragraph 21.1 entitled “Termination by Customer for Convenience.”

18.6 Non-Payment The exclusive rights and remedy of Contractor to terminate this Contract in the event of nonpayment or delay in payment are described in Paragraph 5.6 and Paragraph 21.3, entitled “Termination by Contractor for Nonpayment.”

ARTICLE 19

RESERVED

ARTICLE 20

RESERVED

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ARTICLE 21

TERMINATION

21.1 Termination by Customer for Convenience Customer may terminate any Launch Service under this Contract for any reason at its convenience following written notice to Contractor at any time prior to Launch. If Customer terminates a Launch Service under this Paragraph 21.1, Contractor shall be entitled to the Termination Charge set forth in Paragraph 21.6.

21.2 Termination by Customer for Excessive Launch Postponements Customer may terminate a Launch Service under this Contract if: Contractor has actually postponed, or provided notice of postponement of such Launch Service under Article 7 entitled “Launch Schedule Adjustments” or a postponement has been attributed to Contractor under Paragraph 10.3 for longer than the aggregate period of permissible postponements under said Article. If Customer does not provide a notice of termination to Contractor within **** days of postponement or notice of postponement by Contractor, Customer waives its right to terminate the postponed Launch Service under this Paragraph 21.2 unless Contractor further postpones the Launch Service under Article 7. If Customer terminates a Launch Service in accordance with this Paragraph 21.2, Contractor shall reimburse Customer for all payments made to Contractor for the terminated Launch Service, less any Postponement Fees paid by either Party for the terminated launch service.

21.3 Termination by Contractor for Non-Payment Contractor may terminate a Launch Service under this Contract if Customer fails to make any payment to Contractor relating to such Launch Service on the due date as required by this Contract, provided Customer fails to remedy such non-payment within thirty (30) days of notice from Contractor describing such non-payment. If Contractor terminates a Launch Service in accordance with this Paragraph 21.3, Contractor shall be entitled to retain the Termination Charge set forth in Paragraph 21.6.

21.4 Termination by Contractor for Excessive Launch Postponements Contractor may terminate a Launch Service under this Contract if Customer has actually postponed, given notice of postponement of such Launch Service under Article 7 entitled “Launch Schedule Adjustments” or a postponement has been attributed to Customer under Paragraph 10.3 for more than the permissible postponements under Article 7. If Contractor does not provide a notice of termination to Customer within **** days of postponement or notice of postponement by Customer, Contractor waives its right to terminate the postponed Launch Service under this Paragraph 21.4 unless Customer further postpones the Launch Service under Article 7. If Contractor terminates a Launch Service in accordance with this Paragraph 21.4, Contractor shall be entitled to the Termination Charge set forth in Paragraph 21.6.

21.5 Termination Date The termination date of any Launch Service terminated under this Article 21 shall be effective as of the date of receipt of the notice of termination provided to Contractor in accordance with Paragraph 9.2.

21.6 Termination Charge If a Launch Service is terminated in accordance with the provisions of Paragraphs 21.1, 21.3 or 21.4, Contractor may retain as a Termination Charge the following amount(s), plus any amounts that may be due under Article 7.

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Table 21.6.1—Launch Service —Termination Charge Schedule

Termination Date	****
EDC	****
EDC + 30 days	****
01 October 2007	****
01 December 2007	****
01 February 2008 until Launch	****

If the effective termination date falls between the Termination Dates, the Termination Charge attributable to such partial period shall be prorated through the effective termination date. Customer will pay to Contractor any unpaid portion of the Termination Charge within sixty (60)) days of Contractor’s invoice provided that in no event shall any Termination Charge exceed forty (40) per cent of the Launch Service Price. Contractor shall refund to Customer any amount paid, without interest, under this Contract for the terminated Launch Service(s) in excess of the Termination Charge within sixty (60) days of the effective termination date for such Launch Service(s).

In the event that the Launch Service is accelerated as described in Article 7 entitled “Launch Schedule Adjustments,” the termination liability shown above shall be accelerated on a day-for day basis for such Launch Service.

21.7 Effect of Termination If either Party terminates a Launch Service or this Contract under this Article 21, both Parties’ obligations under this Contract with respect to such Launch Service(s) shall be discharged as of the Launch Service(s) effective termination date except that Customer’s obligation to pay the Termination Charge described in Paragraph 21.6 and any fees or charges due to Contractor in accordance with Paragraphs 5.6 and 7.1.3 shall survive the termination of the Launch Service(s) and this Contract.

ARTICLE 22

DISPUTE RESOLUTION

22.1 Dispute Resolution Any dispute arising under or relating to this Contract or the breach thereof, including any dispute concerning the validity, scope or enforceability of this provision, that is not promptly resolved directly by the Parties shall be resolved through negotiation, mediation, or arbitration proceedings as set forth in this Article 22.

22.2 Negotiation Any dispute arising hereunder that is not promptly resolved by the individuals identified in Article 9 shall be referred to the senior management of Contractor and Customer designated by the Parties. If such senior management cannot satisfactorily resolve the dispute in a timely fashion, not less than thirty (30) days as determined by either Party, the Parties shall seek resolution of the matter through mediation, or arbitration proceedings as provided below.

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22.3 Mediation Any dispute arising hereunder that is not promptly resolved through the negotiation procedure described in Paragraph 22.2 may be referred to mediation by agreement between the Parties. Mediation shall be an informal, non-binding dispute resolution process mutually agreed by the Parties or by a mutually acceptable alternative dispute resolution organization. If such mediation does not satisfactorily resolve the dispute within ninety (90) days of referral of the dispute to the senior management of the Parties, either party may institute arbitration proceedings as set forth in Paragraph 22.4 below.

22.4	Any dispute or disagreement arising between the Parties in connection with the interpretation of any Article or provision of this Contract, or the compliance or non-compliance therewith, or the validity or enforceability thereof, or any other dispute related to this Contract which is not settled to the mutual satisfaction of the Parties through negotiation, or if the Parties so agree, by mediation as provided in this Article shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the International Chamber of Commerce in effect on the date that such notice is given. Arbitration shall be held in Geneva, Switzerland.

Either Party demanding arbitration of a controversy shall, in writing, specify the matter to be submitted to arbitration and, simultaneously, choose and nominate a competent individual to act as an arbitrator. Thereupon, within twenty one (21) days after receipt of such written notice, the other Party shall, in writing, choose and nominate a second competent arbitrator. The two arbitrators so chosen shall promptly endeavor to select a third arbitrator.

If the two arbitrators fail to agree upon a third arbitrator within a period of fourteen (14) days, or if, for any other reason, there is a lapse in the naming of an arbitrator or arbitrators, or in the filling of a vacancy, or in the event of failure or refusal of any arbitrator(s) to attend to or fulfill his or their duties, then upon application by either Party to the controversy, an arbitrator or arbitrators shall be named by the International Chamber of Commerce.

The arbitration award made shall be final and binding upon the Parties and judgment may be entered thereon, upon the application of either Party to any court having jurisdiction. The relief that may be awarded by the arbitrators under any arbitration arising from this Contract may not exceed actual compensatory damages. In no event may the arbitrators award special, incidental, consequential or punitive damages.

22.5 Each Party shall bear the cost of preparing and presenting its case. The cost of arbitration, including the fees and expenses of the third arbitrator, will be determined by the arbitrators in their award.

22.6 Language Negotiations, mediation sessions or court proceedings in connection with this Contract shall be conducted in the English language, provided that at the request and expense of the requesting Party, documents and testimony shall be translated into any language specified by the requesting Party.

ARTICLE 23

CONFIDENTIALITY

23.1	Contract Provisions

23.1.1 Each Party shall make reasonable efforts to assure that its employees do not disclose the terms or conditions of this Contract, except as may be required to perform this Contract, to acquire insurance or the benefit thereof, in support of arbitration or legal proceedings relating hereto, as required by their respective governments, or in the normal course of reporting to its parent company or in accordance with Article 23.2.2 below.

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23.1.2 No publicity or information regarding this Contract will be given or released without the prior written consent of the other Party. Consent to release of information by either Party shall not be unreasonably delayed or withheld.

23.2	Proprietary Information. It is recognized that Customer and Contractor each will have developed business, financial, and technical information including but not limited to information relating to the mating and launching of the Launch Vehicle and the Satellite that will be exchanged between the Parties. To the extent that such data is considered “Proprietary Information” by either Party, such disclosures shall be handled in accordance with this Article 23.

23.2.1 “Proprietary Information” (i) shall mean this Contract for Launch Services and that information, data or material in written form that is conspicuously marked “Proprietary,” and that is delivered by Contractor or by Customer, as the case may be, to the representative(s) designated for receipt thereof by the other Party and (ii) shall include all copies in whole or in part made of such information, data or material or derivative uses thereof. Oral disclosure, if identified as “Proprietary Information” prior to disclosure, will be treated as proprietary under this Article provided that the oral information is reduced to writing and a copy marked as “Proprietary” is sent to the recipient within thirty (30) days of such disclosure.

23.2.2 Each Party agrees not to use the other Party’s Proprietary Information for any purpose other than for the performance of this Contract. Any other use or disclosure of such Proprietary Information shall be made only upon prior written consent of the other Party, provided however, that the foregoing restriction shall ****. In such event, each Party shall put forth all best efforts to cooperate to seek the protection of the confidentiality or proprietary nature of said Proprietary Information from disclosure outside the Governmental body to any third party. A Party shall not be liable for a disclosure or use of another Party’s Proprietary Information under this Article if it has complied with the provisions specified above and the subject Proprietary Information is required nonetheless to be disclosed in accordance with applicable law ,regulation or rule.

23.2.3 Each Party agrees to restrict disclosures of the Proprietary Information of the other Party to only those having a need to know in the performance of this Contract and to have all such Proprietary Information protected with reasonable care such as that care normally used to protect its own Proprietary Information within its own organization. If such care is used, the recipient shall not be liable for the unauthorized disclosure of Proprietary Information.

23.2.4 The aforementioned restrictions on use and disclosure of Proprietary Information will not apply:

23.2.4.1	If either Party can show that the Proprietary Information received from the other is or has become generally available through the public domain without fault of such Party;

23.2.4.2	If the Proprietary Information is in a written record in one Party’s files prior to its receipt from the other Party and is not otherwise restricted as to its use or disclosure;

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23.2.4.3	If either Party at any time lawfully obtains the Proprietary Information in writing from a Third Party under circumstances permitting its disclosure;

23.2.4.4	If the Proprietary Information is disclosed with the prior written consent of the other Party, provided such disclosure complies in all respects with the terms of the written consent;

23.2.4.5	When the Proprietary Information is disclosed more than six (6) years after the date of receipt of the information.

23.2.5 Upon termination or expiration of this Contract, the Parties, within a reasonable period of time, will return all Proprietary Information received from the other Party under the terms of this Contract or certify that all the Proprietary Information has been destroyed.

23.2.6 It is understood that neither Party assumes any liability to the other for damages arising from the other Parties use of or reliance upon any Proprietary Information disclosed pursuant to this Article except as provided elsewhere herein.

ARTICLE 24

INTELLECTUAL PROPERTY

Neither Party will acquire, as a result of the services to be provided under this Contract, any rights to the inventions, patents, copyrights, trademarks or other technical property or any rights to the proprietary information of the other Party or the Related Third Parties of the other Party.

ARTICLE 25

RIGHT OF OWNERSHIP AND CUSTODY

25.1 Customer hereby acknowledges and agrees that at no time shall it obtain title to or ownership of or any other legal or equitable right or interest in any part of the Launch Vehicle or in any other tangible or intangible property or hardware of Contractor or its Related Third Parties, including, without limitation, any patent or data rights used or furnished in providing Launch Services under this Contract. Such property shall be considered the sole and exclusive property of Contractor.

25.2 Contractor hereby acknowledges and agrees that at no time shall it obtain title to or ownership of or any other legal or equitable right or interest in any part of the Satellite or in any other tangible or intangible property or hardware of Contractor or its Related Third Parties, including, without limitation, any patent or data rights with respect to the Satellite. Such property shall be considered the sole and exclusive property of Customer.

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ARTICLE 26

AMENDMENT

Any amendment, modification or change to this Contract, including but not limited to launch requirements, changes in quantity or schedule adjustments, may only be made in writing by authorized representatives of Customer and Contractor.

ARTICLE 27

GOVERNING LAW

27.1 This Contract shall be governed by and construed in accordance with the laws of **** exclusive of that jurisdiction’s conflict of law rules. The provisions of the United Nations Convention for the International Sale of Goods shall not be applicable to this Contract.

27.2 Customer is subject to civil and commercial law with respect to its obligations hereunder, and the execution, delivery and performance of this Contract by Customer constitute private and commercial acts rather than public or governmental acts. Neither Customer nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.

ARTICLE 28

WAIVER OF BREACH

The failure of either Party, at any time, to require performance of the other Party of any provision of this Contract shall not waive the requirement for such performance at any time thereafter.

ARTICLE 29

ASSIGNMENT

This Contract shall not be transferred, assigned in full or in part, as security or otherwise, or delegated to any other individual, firm, institution, organization or government agency by either Party without the prior written consent of the other Party, except for assignments or delegations made by a Party to its parent company, a subsidiary of such Party or its parent company, or a division. Consent to assignment or delegation by either Party shall not be unreasonably delayed or withheld. Any attempted assignment or delegation, without such consent, shall be void and without effect. Any permitted assignment or delegation shall not act to release a Party from its obligations under this Contract unless the consent to assignment or delegation from the other Party specifically provides for such release.

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ARTICLE 30

ORDER OF PRECEDENCE

In the event of any conflict among the various portions of this Contract, the following order of precedence shall prevail:

1.	Articles 1 through 34

2.	Exhibit 2 -	Proton Interface Control Document for the Inmarsat4 F3 Program (when signed by the Parties)

3.	Exhibit 1 –	Proton Launch Services Statement of Work for the Inmarsat4 F3 Program, dated 19 July 2007, Document No. ILS-0704-0311

4.	All other Exhibits to this Contract.

ARTICLE 31

ENTIRE AGREEMENT

This Contract constitutes the entire agreement and understanding between the Parties. No other promises or representations, either verbal or written, with the exception of duly executed subsequent written modifications to the Contract shall have any force or effect in regard to the contractual obligations of the Parties herein.

ARTICLE 32

SEVERABILITY

The invalidity, unenforceability or illegality of any provision hereto shall not affect the validity or enforceability of the other provisions of this Contract, which provisions shall remain in full force and effect.

ARTICLE 33

TITLES AND HEADINGS

Titles and headings to Articles, Paragraphs and tables in this Contract are provided for convenience of reference only and shall not affect the meaning or interpretation of this Contract.

ARTICLE 34

SURVIVAL

Notwithstanding any other provision to the contrary, and in addition to any other provision in this Contract stated to survive the termination or expiration of this Contract, the provisions contained in Paragraphs 4.4, 12.2, 13.7, Article 22, Article 23, and Article 27 shall survive the termination or expiration of this Contract.

ILS	Contract No: 07-4435

IN WITNESS WHEREOF, the Parties hereto have executed this Contract as of the day and year first above written:

For Customer	For Contractor

INMARSAT LAUNCH COMPANY LIMITED	ILS INTERNATIONAL LAUNCH SERVICES, INC.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

ILS	Contract No: 07-4435

Exhibit 1

Statement of Work

WITHHELD - 50 pages *

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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